As filed with the Securities and Exchange Commission on May 25, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3547095
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd., Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to
General Instruction A.(c), please check the
following box. ☒

If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.
☐

Securities Act registration statement file number to which this form relates:	333-131536
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Series A common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1:   Description of Registrant’s Securities to be Registered.

A description of the Series A common stock, par value $0.01 per share (the “Common Stock”) of Mueller Water Products, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-131536) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”).  The description of the Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2:	Exhibits.

3.1

Form of Restated Certificate of Incorporation of Mueller Water Products, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Mueller Water Products, Inc. Registration Statement on Form S-1 (File no. 333-131536) filed on May 19, 2006).

3.2

Form of Restated Bylaws of Mueller Water Products Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to Mueller Water Products, Inc. Registration Statement on Form S-1 (File no. 333-131536) filed on May 19, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MUELLER WATER PRODUCTS, INC.

Date: May 25, 2006	By:	/s/ VICTOR P. PATRICK
Victor P. Patrick
Vice President and Secretary